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                                                                     EXHIBIT B11


                         CONSENT OF INDEPENDENT AUDITORS



         We hereby consent to the inclusion in the Statement of Additional Information of the post-effective amendment to the Registration Statement (No. 2-70207) being filed under the Securities Act of 1933 and the Investment Company Act of 1940 on Form N-1A by Gintel Fund of our report dated January 23, 1997, relating to the statement of net assets of Gintel Fund as at December 31, 1996, the related statements of operations for the year then ended, changes in net assets for each of the years in the two-year period then ended, and the condensed financial information for each of the periods indicated appearing in the Prospectus; we also consent to the reference to our Firm under the captions "Condensed Financial Information" and "Counsel and Auditors" in the Prospectus and "Shareholder Reports" in the Statement of Additional Information.



Richard A. Eisner & Company, LLP

New York, New York
April 23, 1997